Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822 2330	May 28, 2009 Tim Ryan, The Shoreham Group 646 342 6199

NEOPROBE’S SECOND PHASE 3 LYMPHOSEEK STUDY COMMENCES
Clinical Study Evaluating Patients with Head and Neck Squamous Cell Carcinoma
Conference Call Scheduled to Discuss Trial

DUBLIN, OHIO – May  28, 2009 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced that a second multicenter Phase 3 study of Lymphoseek® (NEO3-06) has received investigational review board approval to begin enrollment of patients diagnosed with head and neck squamous cell carcinoma. The Phase 3 study will evaluate the efficacy of Lymphoseek to identify sentinel lymph nodes that may be predictive of determining whether a patient’s cancer has spread into the lymphatic system. The Phase 3 study has been registered on the national clinical trials website www.clinicaltrials.gov.

David Bupp, Neoprobe’s President and CEO, said, “Neoprobe is pleased to announce the initiation of its second Phase 3 study for Lymphoseek. This Phase 3 study, designated internally by Neoprobe as “Sentinel”, is designed to validate Lymphoseek as a sentinel lymph node tracing agent. The trial will require the accrual of sixty (60) patients with confirmed lymph node disease. The initiation of the second Phase 3 study is a key milestone in the development of Lymphoseek for Neoprobe and we expect the achievement of additional milestones in the coming months.”

Fredrick O. Cope, Ph.D., Neoprobe’s Vice President, Drug Development and Clinical Research, said, “The Sentinel trial has the potential to favorably change the treatment of patients with the devastating diagnosis of head and neck squamous cell carcinoma. We are currently initiating clinical sites to enable them to begin patient enrollment in the study. In the coming months, additional sites will be initiated to commence patient enrollment including international sites.  We expect a total of approximately thirty sites to participate in the trial.”  Richard C. Orahood, M.D., Neoprobe’s Medical Director, added, “The commencement of the Sentinel trial, coupled with confirmation from the first Phase 3 study of Lymphoseek (NEO3-05) conducted in patients with either breast cancer or melanoma, signifies an important milestone for Neoprobe. The two Phase 3 studies are designed to support the new drug application (NDA) and FDA registration of Lymphoseek.”

Neoprobe’s President and CEO, David C. Bupp, and Vice President, Pharmaceutical Research and Clinical Development, Frederick O Cope, Ph.D., will discuss the Sentinel clinical study during a conference call scheduled for 11:00 AM EDT, June 1, 2009.

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	June 1, 2009 11:00AM ET 877-407-8033 201-689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay pass codes (both required for playback): Account # : Conference ID # :	June 8, 2009 877-660-6853 201-612-7415 286 324497

- more -

NEOPROBE CORPORATION
ADD - 2

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.